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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                ---------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          Mafco Consolidated Group Inc.
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             (Exact Name of Registrant as Specified in its Charter)

                 Delaware                                    02-0424104
 ----------------------------------------                -------------------
 (State of Incorporation or Organization)                 (I.R.S. Employer
                                                         Identification no.)
           35 East 62nd Street
           New York, New York                                  10021
 ----------------------------------------                -------------------
 (Address of principal executive offices)                    (zip code)


If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. |_|

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. |X|

Securities to be registered pursuant to Section 12(b) of the Act:

                                                Name of Each Exchange
Title of Each Class                             on Which Each Class is
to be so Registered                             to be Registered
-------------------                             ----------------------

Value Support Rights                            New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

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Item 1.     Description of Registrant's Securities to be Regis-
            tered.

            Reference is made to the section entitled "Description of the Value Support Rights and VSR Notes" contained in Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-15257) filed by the Registrant with the Securities and Exchange Commission on December 10, 1996 ("Amendment
No. 1 to Form S-1"), which is incorporated herein by reference and included as
Exhibit 1 hereto.

Item 2.     Exhibits.

Number         Description
------         -----------

  1            Amendment No. 1 to Form S-1.

  2 Value Support Rights Agreement, dated as of November 25, 1996, between Mafco Consolidated Group Inc., as issuer, and American Stock Transfer & Trust Company, as trustee, which includes a form of Value Support Rights certificate (incorporated by reference from Exhibit 4.1 of Form 8-K of Mafco Consolidated Group Inc. filed on November 27, 1996).

 3.1 Restated Certificate of Incorporation of Mafco Consolidated Group Inc. (incorporated by reference from Exhibit 4.1 of Form 8-K of Mafco Consolidated Group Inc. filed on June 30, 1995).

 3.2 Amendment to Restated Certificate of Incorporation of Mafco Consolidated Group Inc. (incorporated by reference from Exhibit
               3.1 of Form 10-Q of Mafco Consolidated Group Inc. for the quarter ended March 31, 1996).

  4 By-Laws of Mafco Consolidated Group Inc. (incorporated by reference from Exhibit 4.2 of Form 8-K of Mafco Consolidated Group Inc. filed on June 30, 1995).

  5 Form of stock certificate of the common stock, par value $0.01 per share, of Mafco Consolidated Group Inc. (incorporated by reference from Exhibit 5 of Form 8-A of Mafco Consolidated Group Inc. filed on May 17, 1995).


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            Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 10, 1996

                              MAFCO CONSOLIDATED GROUP INC.


                              By:    /s/ Joram C. Salig
                                 --------------------------
                                 Name:    Joram C. Salig
                                 Title:   Vice President

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                                  Exhibit Index

Exhibit                 Description
-------                 -----------

  1       Amendment No. 1 to Form S-1.

  2 Value Support Rights Agreement, dated as of November 25, 1996, between Mafco Consolidated Group Inc., as issuer, and American Stock Transfer & Trust Company, as trustee, which includes a form of Value Support Rights certificate (incorporated by reference from Exhibit 4.1 of Form 8-K of Mafco Consolidated Group Inc. filed on November 27, 1996).

 3.1 Restated Certificate of Incorporation of Mafco Consolidated Group Inc. (incorporated by reference from Exhibit 4.1 of Form 8-K of Mafco Consolidated Group Inc. filed on June 30, 1995).

 3.2 Amendment to Restated Certificate of Incorporation of Mafco Consolidated Group Inc. (incorporated by reference from Exhibit 3.1 of Form 10-Q of Mafco Consolidated Group Inc. for the quarter ended March 31, 1996).

  4 By-Laws of Mafco Consolidated Group Inc. (incorporated by reference from Exhibit 4.2 of Form 8-K of Mafco Consolidated Group Inc. filed on June 30, 1995).

  5 Form of stock certificate of the common stock, par value $0.01 per share, of Mafco Consolidated Group Inc. (incorporated by reference from Exhibit 5 of Form 8-A of Mafco Consolidated Group Inc. filed on May 17, 1995).


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